Exhibit 10.5

EDGEMODE, INC.

Attention: Charlie Faulkner

Re: Amendment to Stock Options

Dear Optionee,

Edgemode, Inc. (the “Company”) in partial consideration of the Optionee’s agreement to convert $769,989 of his accrued salary payable under his Company employment agreement hereby amends that certain (1) option to purchase up to 76,619,603 shares of the Company’s common stock at an exercise price of $0.10 per share issued on September 12, 2022, as amended on March 3, 2023 (the “2022 Option”); and (2) option to purchase up to 77,000,000 shares of the Company’s common stock at an exercise price of $0.04 per share issued on March 3, 2023 (the “2023 Option”) as stated herein.

1.

Amendment. Section 2 of each of the 2022 Option and 2023 Option is amended and restated in its entirety to change the vesting and exercisable condition as follows:

“Exercisability of Option.  The option shall be a non-qualified option and shall become vested and exercisable immediately on the date hereof.”

2.	No Other Amendment. Except as specifically amended pursuant to this Amendment, each of the 2022 Option and 2023 Option remains in full force and effect in accordance with its terms.

3.	Effectiveness. This Amendment will become effective upon your acknowledgment of the terms and conditions of this Amendment and your delivery to us of a signed counterpart of this Amendment.

Very truly yours,

/s/ Simon Wajcenberg _______________

Simon Wajcenberg, Chief Financial Officer

Dated: February 20, 2025

AGREED TO AND ACCEPTED ON FEBRUARY 20, 2025

Optionee

/s/ Charlie Faulkner________________

Charlie Faulkner, Chief Executive Officer